Exhibit 10.13.2

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 1

(MESA SPARE PARTS FACILITY)

THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 1 (MESA SPARE PARTS FACILITY) dated August 12, 2016 (this “Mortgage Supplement”) made by MESA AIRLINES, INC., a Nevada corporation (the “Grantor”), in favor of CIT BANK, N.A., acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

A.        The Mortgage and Security Agreement (Mesa Spare Parts Facility), dated as of August 12, 2016 (the “Mortgage”), between, inter alios, the Grantor and the Collateral Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent. Capitalized terms used in this Mortgage Supplement without definition have the meanings specified in the Mortgage (whether by reference to another document or otherwise).

B.        The Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the other Borrowers under that certain Credit Agreement dated as of August 12, 2016 (as the same may be amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Mesa Air Group Airline Inventory Management, L.L.C., Mesa Air Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent.

C.        The Mortgage relates to the items of Equipment described in Exhibit 1 hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document.

NOW, THEREFORE, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each other Borrower under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each other Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns, for the security and benefit of the Secured Parties and such other Persons, a first priority continuing security interest in and first priority mortgage Lien on the following described property:

Mortgage Supplement No. 1 – Mesa Airlines

1.        The Engines described on Exhibit 1 hereto (each such engine having 550 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any airframe) in each case, together with all Parts that are from time to time incorporated or installed in or attached thereto or that shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage; and

2.        The Pledged Spare Parts maintained by or on behalf of the Grantor at the Spare Parts Locations described in Exhibit 1 hereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

* * *

Mortgage Supplement No. 1 – Mesa Airlines

[Mortgage Supplement (Mesa Spare Parts Facility)]

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

MESA AIRLINES, INC., as Grantor

By:
Name: Brian S. Gillman
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT 1

TO

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 1

(MESA SPARE PARTS FACILITY)

DESCRIPTION OF EQUIPMENT

ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number
General Electric	CF34-8C1	965222
General Electric	CF34-8C1	965258
General Electric	CF34-8C1	965246
General Electric	CF34-8C1	965213
General Electric	CF34-8C1	965252

DESCRIPTION OF SPARE PARTS LOCATIONS:

Phoenix, AZ

4346 E. Elwood Street, Suites 102 & 103

Phoenix, AZ 85040

Sterling, VA

23321 Autopilot Drive Sterling, VA 20166

Tucson, AZ

850 E. Teton Road Hangar 2

Tucson, AZ 85706

Louisville, KY

1161 Standiford Lane

Hangar 3

Louisville, KY 40213

Dallas, TX

1910 W. Airfield Drive

Bldg. B, Suite 300

Dallas, TX 75261

El Paso, TX

301 George Perry Blvd.

Suite B

El Paso, TX 79925

Houston, TX

16951 John F. Kennedy Blvd.

Houston, TX 77032

Mortgage Supplement No. 1 – Mesa Airlines

Phoenix, AZ

3917 Air Lane

Phoenix, AZ 85034

Phoenix, AZ

4210 S. 37th St.

Phoenix, AZ 85040

Phoenix, AZ

2710 East Old Tower Rd.

Phoenix, AZ 85034

Mortgage Supplement No. 1 – Mesa Airlines